Exhibit 99
IMMEDIATE

         Wayne R. Weidner, Chairman and CEO, National Penn Bancshares, Inc.
                  (610) 369-6282
         Hugh J. Garchinsky, President, Peoples First, Inc.
                  (610) 932-9294

NATIONAL PENN COMPLETES PEOPLES MERGER

         Boyertown, Pennsylvania, June 10, 2004. National Penn Bancshares, Inc. (Nasdaq: NPBC) ("National Penn"), parent company of National Penn Bank, announced today the closing of the transaction to acquire Peoples First, Inc. ("Peoples"), parent company of The Peoples Bank of Oxford ("Peoples Bank"). Peoples Bank is a $461 million bank headquartered in Oxford, Pennsylvania, operating eight community offices in Chester and Lancaster Counties, Pennsylvania and one community office in Cecil County, Maryland.

         Peoples Bank will retain its name and operate as a division of National Penn Bank. Additional community offices are planned. Wayne R. Weidner, Chairman and CEO of National Penn, said, "This is a key acquisition for us because it helps us expand our presence in southern Chester County and represents our first expansion into Maryland. It also allows us to build upon our newly acquired HomeTowne Heritage division in Lancaster County."

         "This acquisition permits us to begin implementing the next step of our strategic growth plan," said Glenn E. Moyer, President of National Penn. "Peoples' current management team has done an excellent job of energizing their company. They bring the leadership talent to ensure that this expansion continues the National Penn tradition of high performance community offices that emphasize customer service."

         Peoples' present directors will be appointed to a new Peoples Bank divisional board of directors. The current chairman of the Peoples board, George
C. Mason, will become a director of National Penn Bancshares, Inc. Peoples' President, Hugh J. Garchinksy, will become a director of National Penn Bank and President of the Peoples Bank Division.

         Peoples shareholders will receive either 1.505 shares of National Penn common stock, $49.54 in cash, or a combination of both, for each share of Peoples common stock. Peoples shareholder elections were subject to allocation procedures. The application of these procedures will result in the exchange of 30 percent of the Peoples shares for cash and the remaining shares will be exchanged for National Penn common stock. Options for Peoples common stock will be exchanged for options for National Penn common stock.

         Peoples' Chairman, George C. Mason, said "We couldn't be more enthused



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with the partnership with National Penn. National Penn has a reputation for honesty, integrity and performance. Our customers are the big winners. Our same people will be able to deliver more products and services to our customers."

         Peoples' President, Hugh J. Garchinsky, said "National Penn and Peoples share the same core value and community bank structure. The affiliation with National Penn offers us an expanded opportunity to enhance our product offerings, services and delivery channels to both current and prospective customers. Positioning The Peoples Bank of Oxford as a division of National Penn Bank provides our customers with the continued benefit of a community bank philosophy with the resources of a larger organization supporting us."

         Griffin Financial Group LLC served as financial advisor to National Penn, and Sandler O'Neill & Partners, L.P. served as financial advisor to Peoples. Ellsworth, Carlton, Mixell & Waldman, P.C. provided legal counsel for National Penn, and Stevens & Lee, P.C. provided legal counsel for Peoples.

         Following the merger, National Penn will have $4.2 billion in assets and will operate 74 community offices in southeastern Pennsylvania through National Penn Bank and its FirstService, HomeTowne Heritage and Peoples Bank Divisions. Trust and investment management services are provided through Investors Trust Company and FirstService Capital; brokerage services are provided through Penn Securities, Inc.; mortgage banking activities are provided through Penn 1st Financial Services, Inc.; insurance services are provided through FirstService Insurance Agency, Inc.; and equipment leasing services are provided through National Penn Leasing Company. National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol "NPBC." Additional information about the National Penn family is available on National Penn's Web site at www.nationalpennbancshares.com.

         This press release contains forward-looking statements concerning future events. Actual results could differ materially due to the following risks and uncertainties -- deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; technological changes; and other risks and uncertainties discussed in National Penn's reports filed from time to time with the Securities and Exchange Commission. National Penn cautions readers not to place undue reliance on these statements. National Penn undertakes no obligation to publicly release or update any of these statements.


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